UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release from Titan International, Inc.	NYSE: TWI

FOR IMMEDIATE RELEASE	Contact:	Todd Shoot
May 21, 2020		SVP, Investor Relations / Treasurer
(217) 221-4416

TITAN INTERNATIONAL, INC. ANNOUNCES
CHANGE OF ANNUAL MEETING TO VIRTUAL MEETING

QUINCY, Ill.— Titan International, Inc. (NYSE: TWI) today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of Titan’s stockholders and employees, its 2020 annual meeting of stockholders will be conducted solely as a virtual meeting on the Internet. There will not be an in-person meeting. The date and time of the meeting will remain the same: Thursday, June 11, 2020 at 10:00 a.m. Central Time.

Titan stockholders of record at the close of business on April 14, 2020, will be able to attend and ask questions at the virtual annual meeting by going to www.virtualshareholdermeeting.com/TWI2020 and entering the control number found on the proxy materials previously distributed to you. Stockholders may access the meeting platform beginning at 9:45 a.m. Central Time on June 11, 2020. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Technical support will be available beginning at 9:45 a.m. Central Time on June 11, 2020.

This change does not impact the ability of Titan’s stockholders to vote in advance of the annual meeting by one of the methods described in Titan’s Notice of Annual Meeting and Proxy Statement mailed to stockholders on or about April 28, 2020 (the “proxy statement”). We encourage Titan stockholders to vote in advance of the annual meeting as soon as possible using one of the methods described in the proxy statement.

Attending the Annual Meeting as a Registered Stockholder (shares are held in your name)
If your shares are registered directly in your name with Titan’s transfer agent, Computershare Trust Company, N.A., you can find your control number on your proxy card, notice of internet availability, or

2701 SPRUCE STREET QUINCY, ILLINOIS 62301 (217) 228-6011

the email with meeting materials you previously received, to enter the virtual annual meeting as a “Stockholder.”

Attending the Annual Meeting as a Beneficial Owner (shares are held through a broker)
If your shares are held through a broker, bank, or other institution, as nominee, you are considered the beneficial owner of such shares, or a “street name” holder. If you are a street name holder and you wish to vote your shares at the virtual annual meeting, you must first obtain a legal proxy, broker’s proxy card or voting information form from your broker, trustee or other nominee. To be admitted to the virtual meeting, you must log in using the 16-digit control number found in the proxy materials previously distributed to you. If you do not have a control number, you may attend as a “Guest,” but will not have the option to vote your shares or ask questions at the virtual annual meeting.
Even if you plan to attend the virtual annual meeting, please cast your vote in advance as soon as possible using one of the methods described in the proxy statement. Any stockholder attending the virtual annual meeting as a Stockholder as described above may revoke an earlier vote by proxy and vote at the virtual annual meeting. Titan’s proxy statement for the 2020 annual meeting of stockholders and Titan’s Annual Report to Stockholders, including Form 10-K, for the year ended December 31, 2019, are available at Titan’s website, ir.titan-intl.com/financials/sec-filings/default.aspx and at www.proxyvote.com. Titan’s SEC filings are also available on the SEC’s website at http://www.sec.gov.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

2701 SPRUCE STREET QUINCY, ILLINOIS 62301 (217) 228-6011